Exhibit 10.43

MORTGAGE

Definitions: The following capitalized words and terms shall have the following meanings when used in this Mortgage. Unless specifically stated to the contrary, all references to dollar amounts shall mean dollar amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Mortgage shall have the meanings attributed to such terms in the Uniform Commercial Code:

Borrower: The word “Borrower” means D.L. Claire Capital Corporation and includes all co-signers and co-makers signing the Note.

Environmental Laws: The words “Environmental Laws” means any and all State, Federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9801, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable State or Federal laws, rules or regulations adopted pursuant thereto.

Event of Default: The words “Event of Default” mean any of the events of default set forth in the Note.

Grantor: The word “Grantor” means Marshall Distributing, Inc.

Guarantor: The word “Guarantor” means any guarantor, surety or accommodation party of any or all of the Indebtedness.

Guaranty: The word “Guaranty” means the guaranty from the Grantor to the Lenders, including without limitation a guaranty of all or part of the Note.

Hazardous Substances: The words “Hazardous Substances” mean materials that because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential harm to human health or the environment when improperly used, treated, stored disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined or listed under the Environmental laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Improvements: The word “Improvements” means all existing and future improvements, buildings, structures, mobile homes affixed on the Real Property, facilities, additions, replacements and other construction on the Real Property.

Lenders: The word “Lenders” means CAMOFI Master LDC and CAMHZN Master LDC, their respective successors and assigns.

Mortgage: The word “Mortgage” means this Mortgage between Grantor and Lenders.

Note: The word “Note” means the promissory note dated as of October 31, 2007 in the original principal amount of $650,000 from the Borrower to the Lenders, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or agreement.

Personal Property: The words “Personal Property” mean all the equipment, fixtures and other articles of personal property now or hereafter owned by Grantor, and now or hereafter attached or affixed to the Real Property; together with all accessions, parts and additions to, all replacements of, and all substitutions for, any such property; and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums, from any sale or other disposition of the Property.

Property: The word “Property” means collectively the Real Property and the Personal Property.

Real Property: The words “Real Property” mean the real property, interests and rights as further described in this Mortgage.

Related Documents: The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rents: The word “Rents” means all present and future rents, revenue, income, issues, royalties, profits and other benefits derived from the Properties.

THIS MORTGAGE, dated as of October 31, 2007, is made and executed between Marshall Distributing, Inc. (“Grantor”) and CAMOFI Master LDC and CAMHZN Master LDC whose address is 350 Madison Avenue, New York, New York, 10017 (“Lenders”).

GRANT OF MORTGAGE: For valuable consideration, Grantor mortgages and conveys to Lenders all of Grantor’s right, title and interest in and to the following described real property, together with all existing or subsequently erected buildings, improvements and fixtures; all easements, rights of way, and appurtenances; all water, water rights, watercourses and ditch rights (including stock in utilities with ditch or irrigation rights); and all other rights, royalties and profits relating to the real property, including without limitation all minerals, oil, gas, geothermal and similar matters, (the “Real Property”) located in Salt Lake County, State of Utah: The Real Property is specifically described as follows:

LOT 3C:

HORIZON WEST INDUSTRIAL PARK, AMENDED LOT 3, IN THE CITY OF SALT LAKE, COUNTY OF SALT LAKE, STATE OF UTAH, ACCORDING TO THE OFFICIAL PLAT THEREOF ON FILE IN THE OFFICE OF THE RECORDER OF SAID COUNTY.

Cross-Collateralization: In addition to the Guaranty, this Mortgage secures all obligations, debts and liabilities, plus interest thereon, of the Borrower to the Lenders.

Mortgage Void On Full Payment: When the Borrower pays all amounts due under the Note, the Lenders’s rights under the Note and this Mortgage shall end. At the request and expense of the Borrower, the Lenders shall cancel this Mortgage of Record.

Covenants of Grantor:

Compliance: The Grantor shall comply with, or cause the Borrower to comply with, the terms of the Note, this Mortgage and the Related Documents;

Payments: The Grantor shall cause the Borrower to make all payments due under the Note and this Mortgage;

Ownership: The Grantor owns and has the right to mortgage the Property to the Lenders. The Grantor shall defend this ownership against all claims;

Payment of Taxes: The Grantor shall pay when due all real estate taxes, assessments, water and sewer charges and other charges against the Property.

No Credit for Taxes Paid: The Grantor and/or Borrower shall not claim or be entitled to any credit against the principal or interest under the Note or this Mortgage for taxes paid on the Property. The Grantor shall not claim any deduction from the taxable value of the Property because of this Mortgage.

Hazard Insurance: The Grantor shall maintain hazard insurance on the Property. This insurance must cover loss or damage caused by fire and other hazards normally included under “extended coverage” insurance. It must also include such other hazard coverage as the Lenders may reasonably require. If the Property is in a Federal or State flood hazard zone, the Grantor shall maintain flood insurance. The insurance company, agent or broker, amounts of coverage, and forms of all policies must be acceptable to the Lenders. The Lenders may require that the amount of the coverage be the greater of (1) the principal of the Note or (2) the current replacement value of the buildings and other improvements to the extent available. The coverage must be furnished by one insurance company. There can be no co-insurance or sharing of the risk by more than one company. The Grantor shall pay all premiums when due. The Grantor shall deliver the original policies and all renewals to the Lenders if so required.

All policies shall state that the insurance company cannot cancel or refuse to renew without at least 10 days notice to the Lenders. They shall include “standard mortgage clauses” naming the Lenders. All insurance proceeds shall be paid to the Lenders. In case of loss or damage the Grantor shall promptly notify the insurance company and the Lenders. The Grantor shall promptly (1) file a proof of loss with the insurance company, and (2) settle the claim. If not, the Lenders may use the insurance proceed received to (1) repair and restore the Property or (2) reduce the principal due under the Note. The Lenders shall use any money left after the repair and restoration to reduce the principal due under the Note. The Lenders shall pay to the Grantor any money left after paying the entire principal and interest due under the Note.

Repairs: The Grantor shall keep the Property in good repair. The Grantor shall not damage, destroy or abandon the Property. The Lenders may inspect the Property upon reasonable notice to the Grantor. The Grantor shall make repairs as may reasonably be required by the Lenders.

Changes in Property: The Grantor shall not do any of the following to the Property without the written consent of the Lenders: (i) remove, demolish or materially alter any buildings or other improvements, (ii) remove any fixtures, and (iii) give a security interest in any fixtures. If any fixture is destroyed or removed, the Grantor shall replace it with another of at least equal quality and condition.

Eminent Domain: Eminent domain is the right of the government to lawfully condemn and take private property for public purpose. Fair value must be paid for the taking. The taking may occur either by court order or by deed to the condemning party. If all or any part of the Property is taken by eminent domain, the entire payment shall be given to the Lenders. The Lenders may use the payment to (1) repair and restore the Property or (2) reduce the principal due under the Note. The Lenders shall use any money left after the repair and restoration to reduce the principal. This shall not change the amounts or due dates of the payments under the Note. The Lenders shall pay to the Grantor any money left after paying the entire principal and interest.

Lenders’s Right of Acceleration: The Lenders has the right, called acceleration, to declare the entire unpaid principal and interest under the Note and this Mortgage due immediately for any of the following reasons: (i) the occurrence of an Event of Default, (ii) the failure if the Borrower to make any payment of principal or interest under the Note by its due date; (iii) the failure of the Grantor to keep any other promise in this Mortgage within 5 days after written notice from the Lenders; (iv) any change in ownership of the all or part of the Property; (v) a change in management of the Borrower; (vi) the commencement of foreclosure or execution proceedings by the holder of any other mortgage or lien on the Property; (vi) the commencement of bankruptcy, receivership or insolvency proceedings by or against the Borrower or the Grantor. The Lenders’s failure to declare acceleration for any cause shall not prevent the Lenders from declaring acceleration for any cause occurring later in time.

Lenders’s Rights on Acceleration: If the Lenders declares acceleration, the Borrower shall immediately pay to the Lenders the entire unpaid principal and interest due under the Note and this Mortgage. If the Borrower does not do so, the Lenders shall have all rights given to mortgage lenders by law and under this Mortgage, for example: (i) to enter and take possession of the Property in a lawful way to manage the Property; (ii) to ask a court to appoint a receiver of rents of the Property. The Grantor consents to the appointment of a receiver, (iii) to start a court action known as foreclosure to take away all of the Grantor’s rights in the Property and to have the Property sold. A foreclosure sale is a court-ordered sale of the Property. The proceeds of the sale are used to pay the entire unpaid principal and interest due under the Note and this Mortgage, plus all costs allowed by law, (iv) the court-ordered sale of the Property in the foreclosure may not bring in enough money to pay the entire amount due under the Note and this Mortgage plus costs. The Lenders may then sue the Borrower under the Note for the difference. The Lenders reserves any rights given by law to sue under the Note before beginning a foreclosure action under this Mortgage.

Notices: All notices under this Mortgage must be in writing. They may be given by (a) personal delivery, or (b) certified mail, return receipt requested. Each party must accept and claim the notices given by the other. Notices shall be addressed to the other party at the address written at the beginning of this Mortgage. Either party may notify the other of a change of address.

Non-Liability of Lenders: The relationship between Borrower and Grantor and Lenders created by this Mortgage is strictly a debtor and creditor relationship and not fiduciary in nature, nor is the relationship to be construed as creating any partnership or joint venture between Lenders and Borrower and Grantor.

Merger: There shall be no merger of the interest or estate created by this Mortgage with any other interest or estate in the Property at any time held by or for the benefit of Lenders in any capacity, without the written consent of the Lenders.

Successors and Assigns: Subject to any limitations stated in this Mortgage on transfer of Grantor’s interest, this Mortgage shall be binding upon and inure to the benefit of the parties, their successors and assigns.

Time is of the Essence: Time is of the essence in the performance of this Mortgage.

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JURY WAIVER:     All parties to this Mortgage hereby waive the right to any jury trial in any action, proceeding or counterclaim brought by any party against the other.

EACH GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS MORTGAGE, AND EACH GRANTOR AGREES TO ITS TERMS. EACH GRANTOR ACKNOWLEDGES RECEIPT, WITHOUT CHARGE, OF A TRUE AND CORRECT COPY OF THIS MORTGAGE.

THIS MORTGAGE IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS MORTGAGE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

GRANTOR:
MARSHALL DISTRIBUTING, INC.

By:	/s/ Rick Bailey	(Seal)
Name:	Rick Bailey
Title:	President

Signed, acknowledged and delivered in the presence of:

x	/s/ illegible
Witness

x	/s/ illegible
Witness

INDIVIDUAL ACKNOWLEDGEMENT

STATE OF NEVADA	)
	)	ss:
COUNTY OF CLARK	)

I am an officer authorized to take acknowledgments and proofs in the State of Nevada. I sign this acknowledgement below to certify that it was made before me.

On October 31, 2007 appeared before me in person Richard A. Bailey. I am satisfied that this person is the individual named in and who signed this Document. This person acknowledged signing, sealing and delivering this Document on behalf of Marshall Distributing, Inc. for the uses and purposes expressed in this Document.

/s/ Penelope A. Stowe
Notary Public